Exhibit 10.1

March 19, 2021

KKR Acquisition Holdings I Corp.
30 Hudson Yards, Suite 7500

New York, NY 10001

Re:       Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among KKR Acquisition Holdings I Corp., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 138,000,000 of the Company’s units (including up to 18,000,000 units that may be purchased by the Underwriters to cover over-allotments, if any) (the “Units”), each comprising one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-fourth of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and a prospectus (the “Prospectus”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KKR Acquisition Sponsor I LLC (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors, a nominee for membership on the Company’s board of directors and/or management team or is an advisor for the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.	It is acknowledged and agreed that the Company shall not enter into a definitive agreement regarding a proposed Business Combination without the prior written consent of the Sponsor.

2.	The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The Sponsor and each Insider agrees not to propose any amendment to the Charter (a) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination. The Sponsor and each Insider hereby waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of (i) a stockholder vote to approve such Business Combination, or (ii) a stockholder vote to approve an amendment to the Charter to (a) modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the time period set forth in the Charter or (b) with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity (although the Sponsor and the Insiders shall be entitled to liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter). If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each Insider agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.

3.	The undersigned acknowledges and agrees that prior to entering into a definitive agreement for a Business Combination with a company or business that is affiliated with the Sponsor, the Company’s officers or directors or the Sponsor Participants (including KKR portfolio companies), such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company will, to the extent required by applicable law or based upon the determination of the Company’s board of directors or a committee thereof, obtain an opinion from an independent investment banking firm or another independent firm that commonly renders fairness opinions for the type of company that the Company seeks to acquire or an independent accounting firm that such Business Combination is fair to the Company from a financial point of view.

4.	During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representatives, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (but excluding Units, Warrants and shares of Common Stock purchased in the Public Offering or thereafter) owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The provisions of this paragraph will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

5.	In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”), which shall not extend to any other person or entity, including but not (i) limited to any equityholder, member, manager, control person, affiliate, agent or representative of the Sponsor or (ii) any of the other undersigned, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company to the extent procured by or on behalf of the Sponsor prior to the consummation of the initial Business Combination or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”) prior to the consummation of the initial Business Combination; provided, however, that such indemnification of the Company by the Indemnitor shall (x) apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less interest earned on the funds in the Trust Account which may be withdrawn to pay franchise and income taxes, (y) not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitor shall not be responsible to the extent of any liability for such third party claims. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense. To be entitled to indemnification hereunder, the Company must promptly notify the Indemnitor of such claim and provide reasonable assistance to the Indemnitor in the defense of such claim. The Indemnitor shall not be liable for any claim for which the failure to provide timely notice prejudices the Indemnitor’s ability to defend such claim. The Indemnitor shall be entitled to control the defense and settlement of such claim. Upon the assumption of such control, the Indemnitor may select legal counsel having adequate competency to handle such claim and will not be obligated to pay for the fees and expenses of more than one legal counsel for such claim. The Indemnitor shall not be liable in any respect for the settlement of any claim that is entered into by the Company without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld). Notwithstanding anything to the contrary in this letter agreement or any document or statement (written or oral) delivered in connection herewith, the Company agrees and acknowledges that (i) no person other than the Indemnitor shall have any obligation under this letter agreement, (ii) the Company has and will have no rights of recovery or recourse against any former, current or future equityholder, member, manager, control person, affiliate, agent or representative of the Sponsor, or any director, officer, principal, manager, or employee of any of the foregoing, for any reason, including but not limited to whether by or through attempted piercing of the veil, by or through any claim (whether in tort, contract or otherwise), by any legal or equitable proceeding, or by virtue of any statute, regulation, common law or otherwise.

6.	To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 18,000,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus) in full, the Sponsor agrees to forfeit, at no cost, a number of Founder Shares in the aggregate equal to 4,500,000 multiplied by a fraction (i) the numerator of which is 18,000,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 18,000,000. For clarity, the forfeiture shall yield the result that the Initial Stockholders will own an aggregate of 20% of the Company’s issued and outstanding shares of Capital Stock after the Public Offering (assuming, for purposes of this calculation, that the Initial Stockholders do not purchase any Units in the Public Offering).

7.	Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 6, 8(a), 8(b) and, solely as to each D&O Insider, 9, as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

8.	(a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)       The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period,” together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)       Notwithstanding the provisions set forth in paragraphs 8(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 8(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any affiliate of the Sponsor or to any member(s) of the Sponsor, any affiliates of such members and funds and accounts advised by such members; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that, in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

9.	Each of the Insiders who is or is nominated to be a director or officer of the Company (each, a “D&O Insider”) agrees to serve in such capacity until the earlier of the consummation by the Company of an initial Business Combination, the liquidation of the Company, or his or her removal, death or incapacity. The Sponsor and each D&O Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each D&O Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all material respects and does not omit any material information with respect to the D&O Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each D&O Insider’s questionnaire furnished to the Company and the Representatives is true and accurate in all material respects. Each D&O Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

10.	Except as disclosed in the Prospectus, the parties agree, severally and not jointly, that neither the Sponsor nor any Insider, nor any affiliate of the Sponsor or any Insider, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

11.	The Company, the Sponsor and each Insider represents and warrants, severally and not jointly, that it, he or she has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer, consultant and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer, consultant and/or director of the Company.

12.	As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “FIS Holdings” are to “FIS Holdings, LTD and its affiliates (which for purposes of this Letter Agreement excludes the Sponsor); (iv) “Founder Shares” shall mean the 28,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share, initially issued to the Sponsor (up to 4,500,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised in full by the Underwriters); (v) “Initial Stockholders” shall mean the Sponsor and any Insider that holds Founder Shares; (vi) “KKR” are to, collectively KKR & Co. Inc., a Delaware corporation, and its subsidiaries (which for purposes of this Letter Agreement excludes the Sponsor); (vii) “KKR Funds” are to, collectively, investment funds, vehicles and accounts advised, managed or sponsored by KKR; (viii) “KKR Group” are to, collectively, KKR, the KKR Funds and their affiliates (excluding the Sponsor and KKR portfolio companies); (ix) “Private Placement Warrants” shall mean the Warrants to purchase up to 19,333,333 shares of Common Stock of the Company (or 21,733,333 shares of Common Stock if the over-allotment option is exercised in full by the Underwriters) that the Sponsor has agreed to purchase for an aggregate purchase price of $29,000,000 (or $32,600,000 if the over-allotment option is exercised in full by the Underwriters), or $1.50 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (x) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (xi) “Sponsor Participants” are to, collectively, (a) the KKR Group and (b) FIS Holdings and Glenn Murphy, the Company’s Chief Executive Officer and Executive Chairman; (xii) “Trust Account” shall mean the trust account into which the net proceeds of the Public Offering and certain proceeds from the sale of the Private Placement Warrants shall be deposited; and (xiii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

13.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each D&O Insider shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

14.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

16.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17.	This Letter Agreement may be executed in any number of original, facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York County in the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile or e-mail transmission.

21.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided that paragraph 5 of this Letter Agreement shall survive with respect to any claims submitted in writing to the Sponsor prior to such liquidation.

Sincerely,

KKR ACQUISITION SPONSOR LLC

By:	/s/ Glenn Murphy
Name: Glenn Murphy
Title: Chief Executive Officer

By:	/s/ Glenn Murphy
Name: Glenn Murphy
Title:

By:	/s/ Paul Raether
Paul Raether

By:	/s/ Paula Campbell Roberts
Paula Campbell Roberts

By:	/s/ Kimberly Ross
Kimberly Ross

Acknowledged and Agreed:

KKR ACQUISITION HOLDINGS I CORP.

By:	/s/ Glenn Murphy
Name: Glenn Murphy
Title: Executive Chairman and Chief Executive Officer

[Signature Page to Insider Letter]